UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: April 29, 2008
Date of earliest event reported: April 29, 2008
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15395	52-2187059

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 WEST 42ND STREET NEW YORK, NY	10036

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 827-8000
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition.
On April 29, 2008, the Registrant announced via a press release its preliminary results of operations for its quarter ended March 31, 2008. A copy of the press release is attached as Exhibit 99.1 hereto. The information in this Item 2.02 of this Current Report on Form 8-K is also being furnished under Item 7.01 of this Current Report. Such information, including the attached exhibit, is furnished pursuant to Item 2.02 and Item 7.01 and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section or of Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information in this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in any such filing. The furnishing of the information in this Current Report shall not be deemed an admission that such furnishing is required by Regulation FD or that the information in this Current Report and the attached exhibit contains material information that is not otherwise publicly available.
For additional information, including risks about Registrant’s business, see Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, including disclosures under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with any Current Reports on Form 8-K filed subsequent thereto, all of which are filed with the Securities and Exchange Commission (the “Commission”) and are available on the Commission’s website at www.sec.gov.

ITEM 7.01	Regulation FD Disclosure
The text in Item 2.02 above is incorporated by reference into this Item 7.01.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibit	Description
	99.1	Press release dated April 29, 2008 by the Registrant, reporting its preliminary results of operations for the quarter and ended March 31, 2007 (furnished and not filed herewith as described in Item 2.02 and Item 7.01).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC. (Registrant)
Date: April 29, 2008	By:	/s/ Gregory E. Barton
Gregory E. Barton
General Counsel

INDEX OF EXHIBITS

(d)	Exhibit	Description
	99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated April 29, 2008.